UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement.

Credit Facility

On April 29, 2011 (the “Closing Date”), Verint Systems Inc. (“Verint”), a majority-owned subsidiary of Comverse Technology, Inc. (the “Company”), (i) entered into a Credit Agreement (the “Credit Agreement”) with, among others, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) and (ii) terminated that certain credit agreement dated May 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Prior Facility”) with, among others, the lenders from time to time party thereto (the “Prior Lenders”) and Credit Suisse AG, as successor administrative agent for the Prior Lenders.

The Credit Agreement provides for $770 million of secured senior credit facilities, comprised of a $600 million term loan under a six and a half-year term loan facility (maturing October 2017) (the “Term Loan Facility”) and a $170 million five-year revolving credit facility (maturing April 2016) (the “Revolving Credit Facility”), subject to increase (up to a maximum increase of $300 million) and reduction from time to time according to the terms of the Credit Agreement. Amounts borrowed under the Revolving Credit Facility may be borrowed, repaid and reborrowed until the maturity date thereof. Amounts borrowed and repaid under the Term Loan Facility may not be reborrowed. As of the Closing Date, Verint had no outstanding borrowings under the Revolving Credit Facility.

Loans under the Credit Agreement will bear interest, payable quarterly or, in the case of Eurodollar loans with an interest period of three months or shorter, at the end of any interest period, at a per annum rate of, at Verint’s election:

(a) in the case of Eurodollar loans, the Adjusted LIBO Rate plus 3.25% (or if Verint’s corporate ratings are at least BB- and Ba3 or better, 3.00%).  The “Adjusted LIBO Rate” is the greater of (i) 1.25% per annum and (ii) the product of (x) the LIBO Rate (as defined in the Credit Agreement) and (y) Statutory Reserves (as defined in the Credit Agreement), and

(b) in the case of Base Rate loans, the Base Rate plus 2.25% (or if Verint’s corporate ratings are at least BB- and Ba3 or better, 2.00%).  The “Base Rate” is the greatest of (i) the Agent’s prime rate, (ii) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50% and (iii) the Adjusted LIBO Rate for a one month interest period plus 1.00%.

Verint has agreed to pay a commitment fee with respect to undrawn availability under the Revolving Credit Facility, payable quarterly, at a rate of 0.50% per annum, and customary administrative agent fees and fees in respect of letters of credit.

Verint’s obligations under the Credit Agreement are guaranteed, substantially similar to the Prior Facility, by substantially all of Verint’s domestic subsidiaries and are secured, substantially similar to the Prior Facility, by a security interest in substantially all assets of Verint and Verint’s guarantor subsidiaries, subject to certain exceptions detailed in the Credit Agreement and related ancillary documentation. Verint’s obligations under the Credit Agreement are not guaranteed by the Company and are not secured by any of the Company’s assets.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type substantially similar to those in the Prior Facility, including limitations on Verint and its subsidiaries with respect to indebtedness, liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The Credit Agreement also contains a financial covenant that requires Verint to maintain, on a consolidated basis, a Consolidated

Total Debt to Consolidated EBITDA (each as defined in the Credit Agreement) leverage ratio until July 31, 2013 of less than or equal to 5.00 to 1.00 and, thereafter, of 4.50 to 1.00. The limitations imposed by the covenants are subject to certain important exceptions detailed in the Credit Agreement.

The Credit Agreement provides for customary events of default with corresponding grace periods substantially similar to those in the Prior Facility, including failure to pay principal or interest under the Credit Agreement when due, failure to comply with covenants, any representation or warranty made by Verint proving to be inaccurate in any material respect, defaults under certain other indebtedness of Verint or its subsidiaries, a Change of Control (as defined in the Credit Agreement) of Verint, and certain insolvency or receivership events affecting Verint or its significant subsidiaries. Upon an event of default, all obligations of Verint owing under the Credit Agreement may be declared immediately due and payable, and the Lenders’ commitments to make loans under the Credit Agreement may be terminated.

Certain of the Lenders party to the Credit Agreement and their respective affiliates have performed, and may in the future perform for the Company and its subsidiaries, including Verint, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, or may receive, customary fees and expense reimbursements.

The foregoing description of the Credit Agreement and related matters, including of covenants and events of default, is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information related to the Prior Facility disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement dated as of April 29, 2011 among Verint Systems Inc., as Borrower, the Lenders and the Agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Verint Systems Inc. on May 2, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: May 2, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement dated as of April 29, 2011 among Verint Systems Inc., as Borrower, the Lenders and the Agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K under filed by Verint Systems Inc. on May 2, 2011).